UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) July 12, 2004


                             TRIARC COMPANIES, INC.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)

        DELAWARE                   1-2207                  38-0471180
    -----------------           --------------            --------------
    (State or other              (Commission            (I.R.S. Employer
     jurisdiction of              File No.)             Identification No.)
     incorporation)


     280 Park Avenue
     New York, NY                                         10017
    ----------------------------------------------------------------------
     (Address of principal executive offices)           (Zip Code)


     Registrant's telephone number, including area code: (212) 451-3000



      N/A
      ---------------------------------------------------------------------
          (Former name or former address, if changed since last report)



Item 9.  Regulation FD Disclosure.
     The information in this Report is being furnished, not filed, pursuant to Regulation FD. The information in this Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Report is not intended to, and does not, constitute a determination or admission that the information in this Report is material, or that investors should consider this information before making an investment decision with respect to any security of Triarc Companies, Inc. ("Triarc").

     On July 12, 2004, Triarc Deerfield Investment Corporation ("TDIC") filed Pre-Effective Amendment No. 2 to registration statement on Form N-2 in connection with the proposed public offering of common stock (the "Offering"). In the registration statement, TDIC has disclosed that it will not pay a sales load in connection with the Offering. Instead, TDIC's investment manager, TDM Advisors LLC ("TDM"), a joint venture recently created by Triarc and Deerfield & Co. LLC ("Deerfield"), has agreed to pay a one-time fee to the underwriters upon the closing of the Offering equal to 4.75% of the offering price or $0.95 per share ($23,750,000, based on an offering of 25,000,000 shares or $27,312,500 if the underwriters' over-allotment option is exercised in full) as underwriting compensation. TDIC also disclosed that TDM has agreed to pay the expenses incurred by it in connection with the proposed Offering, which it estimates to be approximately $1,670,125, and its organizational expenses (which are non-recurring), which it estimates to be approximately $250,000.

     TDM will borrow the funds to make the foregoing payments from Triarc, and will be obligated to repay Triarc over a six year period. TDM currently expects to obtain the funds to repay the loan from the management fees paid to it by TDIC.

     If the Offering is completed and TDM pays the foregoing expenses, Triarc expects to record a pre-tax expense for accounting purposes equal to the amount paid by TDM for such underwriting compensation and offering and organizational expenses. The Offering is currently expected to close during Triarc's third quarter and such expense would be recorded at such time. If the proposed Offering by TDIC is not completed, the foregoing payments will not be made and such expense will not be recorded.

     A registration statement relating to the securities to be issued by TDIC has been filed with the Securities and Exchange Commission but has not yet become effective and is not yet complete and is subject to change. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy nor there shall be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State. Investors should consider the investment objectives, risks, charges and expenses of TDIC carefully before investing. This and other information about TDIC will be contained in a prospectus which may be obtained, once available, from TDIC. The prospectus should be read carefully before investing.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              TRIARC COMPANIES, INC.




                                             By:FRANCIS T. MCCARRON
                                                ------------------------------
                                                Francis T. McCarron
                                                Senior Vice President
                                                and Chief Financial Officer


Date:  July 12, 2004





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